Exhibit 21


                                                   First Bancorp and Subsidiaries
                                                List of Subsidiaries of Registrant

 Name of Subsidiary
   and Name under                                                                                    I.R.S. Employer
  Which Subsidiary                                                                                   Identification
 Transacts Business                    State of Incorporation         Address of Subsidiary               Number
 ------------------                    ----------------------         ---------------------               ------
                                                                   341 North Main Street
First Bank (1)                            North Carolina           Troy, North Carolina  27371-0508    56-0132230

                                                                   355 Bilhen Street
Montgomery Data Services, Inc.            North Carolina           Troy, North Carolina  27371-0627    56-1421914

                                                                   341 North Main Street
First Bancorp Financial Services, Inc.    North Carolina           Troy, North Carolina  27371-0508    56-1597887


(1) First Bank wholly owns two subsidiaries 1) First Troy Realty Corporation, a North Carolina corporation incorporated on May 12, 1999, located at 341 North Main Street, Troy, North Carolina 27371-0508 (I.R.S. Employer Identification Number 56-2140094) and 2) First Bank Insurance Services, Inc. a North Carolina corporation, located at 341 North Main Street, Troy, North Carolina 27371-0508 (I.R.S. Employer Identification Number 56-1659931)

Note: During the third quarter of 2001, a subsidiary of the registrant, Home
      Savings, Inc. SSB (I.R.S. Employer Identification Number 56-0266584) was merged into First Bank.